As filed with the Securities and Exchange Commission on May 3, 2001
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                                  Genesys S.A.
             (Exact Name of Registrant as Specified in Its Charter)


            Republic of France                        Not Applicable

      (State or Other Jurisdiction of                (I.R.S. Employer
       Incorporation or Organization)             Identification Number)

                                    Le Regent
                            4 rue Jules Ferry BP1145
                           34008 Montpellier Cedex 01,
                                     France

              (Address of Registrant's Principal Executive Offices)


                       VIALOG CORPORATION 1996 STOCK PLAN
                       VIALOG CORPORATION 1999 STOCK PLAN
                            (Full Title of the Plans)

                                 Margie Medalle
                           Genesys Conferencing, Inc.
                       400 South Ulster Street, 12th Floor
                             Denver, Colorado 80237
                            Telephone: (303) 267-1272

                                 with a copy to:

                           Deborah E. Kurtzberg, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                               New York, NY 10006

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                                  -------------

                                             CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
        Title of each class of securities       Amount to be      Proposed        Proposed        Amount of
               to be registered (1)            registered (2)      maximum         maximum      registration
                                                                  offering        aggregate          fee
                                                                  price per    offering price
                                                                  share (3)
---------------------------------------------------------------------------------------------------------------
Ordinary shares, no par value                      804,593         $23.15        $18,626,328      $4,656.58
---------------------------------------------------------------------------------------------------------------

(1) American Depositary Receipts (each an "ADR") evidencing American Depositary Shares (each an "ADS") issuable upon deposit of the ordinary shares registered hereby are registered pursuant to a separate Registration Statement on Form F-6 (Reg. No. 333-13164).

(2) Together with an indeterminate number of shares that may be necessary in connection with any adjustment to the number of shares reserved for issuance pursuant to the Vialog Corporation 1996 Stock Plan and Vialog Corporation 1999 Stock Plan as the result of a stock split, stock dividend or similar event affecting the outstanding ordinary shares of Genesys S.A. (the "Registrant" or the "Corporation").

(3) With respect to the ordinary shares of the Corporation (the "Shares") covered by options, estimated solely for the purposes of calculating the registration fee with respect to the Shares being registered hereby pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of two times the average of the high and low reported prices of the ADRs representing the Corporation's ordinary shares reported on the NASDAQ on April 30, 2001. Each ADS equals one half of one Share. The average of the high and low reported price for one ADR was $11.575 on April 30, 2001.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which previously have been filed by the Corporation with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (i) The Corporation's Registration Statement on Form F-4 (Registration No. 333-55392), filed under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on February 12, 2001 and the Corporation's Registration Statement on Form F-4 (Registration No. 333-57464), filed under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on March 23, 2001;

         (ii) The description of the Shares and ADSs contained under the headings "Description of Genesys Share Capital Stock" and "Description of Genesys American Depositary Receipts" in the Corporation's Registration Statement on Form F-4 (Registration No. 333-55392), filed with the Commission on February 12, 2001; and

         (iii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by registration document referred to in (i) above.

         All reports and other documents filed by the Corporation pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant maintains insurance against liabilities which may be incurred by its directors and officers, including insurance against liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

         4.1 By-laws of Genesys S.A. (filed as Exhibit 3.1 to the Corporation's Form F-4 Registration Statement (Reg. No. 333-55392) (the "Form F-4 Registration Statement") and incorporated herein by reference)

         4.2      Vialog Corporation 1996 Stock Plan

         4.3      Vialog Corporation 1999 Stock Plan

         4.4 Form of Deposit Agreement, by and among Genesys SA, The Bank of New York, as Depositary, and Owners and Beneficial Owners of American Depositary Receipts (incorporated herein by reference to Exhibit 4.1 to the Form F-4 Registration Statement)

         5.1 Opinion of Marie Capela-Laborde, as to the validity of the securities being registered

         23.1 Consent of Ernst & Young Audit, Independent Accountants with respect to Genesys S.A. financial statements

         23.2 Consent of KPMG LLP with respect to the Vialog Corporation financial statements

         23.3 Consent of KPMG LLP with respect to the Telephone Business Meetings, Inc. financial statements

         23.4 Consent of KPMG LLP with respect to the Conference Source International, Inc. financial statements

         23.5 Consent of KPMG LLP with respect to the A Business Conference Call, Inc. financial statements

         23.6 Consent of Ernst & Young LLP with respect to the Williams Conferencing financial statements

         23.7 Consent of Ernst & Young LLP with respect to the Aloha Conferencing financial statements

         23.8 Consent of KPMG LLP with respect to the Aloha Conferencing financial statements

         23.9 Consent of Ernst & Young with respect to the VideoWeb Limited financial statements

         23.10 Consent of Ernst & Young with respect to the Eureka Global Teleconferencing Services GmbH and Telechoice Deutschalnd GmbH combined financial statements

         23.11 Consent of KPMG LLP with respect to the Astound Incorporated financial statements

         23.12    Consent of Marie Capela-Laborde (included in Exhibit 5.1)

         24.1     Powers of Attorney (included on signature page)

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plans' annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf, thereunto duly authorized, in Montpellier, France on this 3rd day of May, 2001.

                                     GENESYS S.A.


                                     By: /s/ Francois Legros
                                         ---------------------------------------
                                     Name: Francois Legros
                                     Title: Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Francois Legros and Pierre Schwich as his true and lawful attorney with power of substitution and resubstitution to sign in his name, place and stead in any and all such capacities the Registration Statement and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same with the Securities and Exchange Commission, said attorney to have full power and authority to do and perform, in the name and on behalf of each such officer and director of our company who shall have executed such a power of attorney, every act whatsoever which such attorney may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of our company might or could do in person.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of May, 2001.

         Signature                                Title                     Date
         ---------                                -----                     ----

    /s/ Francois Legros             Chairman and Chief Executive Officer
-----------------------------
      Francois Legros

     /s/ Pierre Schwich             Executive Vice President Finance
-----------------------------
       Pierre Schwich

  /s/ Jean-Jacques Bertrand         Director
-----------------------------
   Jean-Jacques Bertrand

  /s/ Jean-Charles Bouillet         Director
-----------------------------
   Jean-Charles Bouillet

    /s/ Philippe Piriou             Director
-----------------------------
      Philippe Piriou

     /s/ Margie Medalle             Executive Vice President - America
-----------------------------       and Authorized Representative in the
       Margie Medalle               United States

                                  EXHIBIT INDEX

Exhibit               Description                                         Method of Filing
Number

  4.1    By-laws of Genesys S.A.                                          Filed as Exhibit 3.1
                                                                          to the Corporation's
                                                                          Form F-4 Registration
                                                                          Statement (Reg. No.
                                                                          333-55392) and
                                                                          incorporated herein
                                                                          by reference

  4.2    Vialog Corporation 1996 Stock Plan                               Filed herewith

  4.3    Vialog Corporation 1999 Stock Plan                               Filed herewith

  4.4    Form of Deposit Agreement, by and among Genesys SA, The Bank     Filed as Exhibit 4.1
         of New York, as Depositary, and Owners and Beneficial Owners     to the Form F-4
         of American Depositary Receipts (incorporated herein by          Registration
         reference to Exhibit 4.1 to the Form F-4 Registration            Statement (Reg. No.
         Statement)                                                       333-55392) and
                                                                          incorporated herein
                                                                          by reference

  5.1    Opinion of Marie Capela-Laborde, as to the validity of the       Filed herewith
         securities being registered

 23.1    Consent of Ernst & Young Audit, Independent Accountants with     Filed herewith
         respect to Genesys S.A. financial statements

 23.2    Consent of KPMG LLP with respect to the Vialog Corporation       Filed herewith
         financial statements


 23.3    Consent of KPMG LLP with respect to the Telephone Business       Filed herewith
         Meetings, Inc. financial statements


 23.4    Consent of KPMG LLP with respect to the Conference Source        Filed herewith
         International, Inc. financial statements


 23.5    Consent of KPMG LLP with respect to the A Business Conference    Filed herewith
         Call, Inc. financial statements


 23.6    Consent of Ernst & Young LLP with respect to the Williams        Filed herewith
         Conferencing financial statements


 23.7    Consent of Ernst & Young LLP with respect to the Aloha           Filed herewith
         Conferencing financial statements


 23.8    Consent of KPMG LLP with respect to the Aloha Conferencing       Filed herewith
         financial statements


 23.9    Consent of Ernst & Young with respect to the VideoWeb Limited    Filed herewith
         financial statements


 23.10   Consent of Ernst & Young with respect to the Eureka Global       Filed herewith
         Teleconferencing Services GmbH and Telechoice Deutschalnd GmbH
         combined financial statements


 23.11   Consent of KPMG LLP with respect to the Astound Incorporated     Filed herewith
         financial statements


 23.12   Consent of Marie Capela-Laborde (included in Exhibit 5.1)        Filed herewith

 24.1    Powers of Attorney (included on signature page)                  Filed herewith